                                                                                                                                                                        EX-99.p.1

DELAWARE INVESTMENTS’ FAMILY OF FUNDS
CODE OF ETHICS
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Credo	It is the duty of all Delaware Investments employees, officers and directors to conduct themselves with integrity, and at all times to place the interests of Fund shareholders first. In the interest of this credo, all personal Securities transactions will be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility. The fundamental standard of this Code is that personnel should not take any inappropriate advantage of their positions.

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Rule 17j-1 of	Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the
the 1940 Act	“Act”), makes it unlawful for certain persons, including any employee, officer or director of any Fund, a Fund’s investment adviser/sub-adviser, or a Fund’s principal underwriter, in connection with the purchase or sale by such person of a Security held or to be acquired by a Fund:

• To employ any device, scheme or artifice to defraud a Fund;
• To make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances in which they are made, not misleading;
• To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or
• To engage in any manipulative practice with respect to a Fund.

The Rule also requires that each Delaware Investments’ Fund and its investment adviser, sub-adviser, and principal underwriter adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

This Code of Ethics is being adopted by the Delaware Investments’ Family of Funds, as listed on Appendix A, (collectively “Delaware”) in compliance with the requirements of the Rule and to effect the purpose of the Credo set forth above, and to comply with the recommendations of the Investment Company Institute’s Advisory Group on Personal Investing.

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Definitions

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“Access Person”

means (i) a supervised person who has access to nonpublic information regarding clients’ Securities transactions, is involved in making Securities recommendations to clients, who has access to such recommendations that are nonpublic, or has access to nonpublic information regarding the portfolio holdings of Fund or (ii) any director, officer, general partner or Advisory Person of a Fund or of a Fund’s investment adviser, or (iii) any director, officer or general partner of a Fund principal underwriter who, in ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities by a Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of its Securities. Those persons deemed Access Persons will be notified of this designation.

“Advisory Person”

means (i) any director, officer, general partner or employee of a Fund or a Fund’s investment adviser or any company in a control relationship to a Fund or its investment advisor who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchase or sales; or (ii) any natural person in a control relationship to a Fund or an investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by a Fund. For purpose of this definition, “control” has the same meaning as set forth in Section 2(a)(9) of the Act.

“Affiliated Person”	means any officer, director, partner, or employee of a Delaware Fund or any subsidiary of Delaware Management Holdings, Inc. and any other person so designated by the Compliance Department.

“Beneficial ownership”

shall be as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Generally speaking, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a Security, is a “beneficial owner” of the Security. For example, a person is normally regarded as the beneficial owner of Securities held by members of his or her immediate family sharing the same household. Additionally, ownership of derivative Securities such as options, warrants or convertible Securities which confer the right to acquire the underlying Security at a fixed price constitutes Beneficial Ownership of the underlying Security itself.

“Control”	shall mean investment discretion in whole or in part of an account regardless of Beneficial Ownership, such as an account for which a person has power of attorney or authority to effect transactions.

“Delaware Mutual Funds” “De Minimis Purchases or Sales”

shall mean all the Delaware Investments Family of Funds except for the Delaware Cash Reserve Fund.

shall mean purchases or sales by covered persons of up to 500 shares of stock in a company that is in the Standard and Poor’s 500 Index provided that Delaware has not traded more than 10,000 shares of that same stock during the last two trading days and there are no open orders for that stock on the Trading Desk.

“High Quality Short-Term Debt Instruments”

shall mean any instrument that has a maturity at issuance of less that 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

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Definitions, Continued _________________________________________________________________________________________________________________________

“Interested Director”

means a director or trustee of an investment company who is an interested person within the meaning of Section 2(a)(19) of the Act. A “Disinterested Director” is a director who is not an interested person under Section 2(a)(19) of the Act.

“Investment Personnel”

means any employee, of a Fund, an investment adviser or affiliated company, other than a Portfolio Manager who, in connection with his/her regular functions or duties, makes, or participates in the making of, investment decisions affecting an investment company and any control person who obtains information concerning the recommendation of Securities for purchase or sale by a Fund or an account. Investment Personnel also include the staff who support a Portfolio Manager including analysts, administrative assistants, etc. Investment Personnel by definition are Access Persons.

“Managed Accounts”

means an account that is professionally managed through a wrap program. Managed Accounts require pre-approval through the Compliance Department prior to starting up the account. The Compliance Department will consider the facts and circumstances of the account, including the functions and duties of the employees, when approving or denying such accounts. In addition, preclearance is exempt with Managed Accounts, however, all trades still require reporting and duplicate statements and confirmations are required to be sent to the Compliance Department. Preclearance is only exempt for trades initiated by the wrap manager. All trades initiated by the employee require preclearance.

“Portfolio Manager”

means any person who, in connection with his/her regular functions or duties, makes or participates in, the making of investment decisions effecting an investment company. Portfolio Manager includes all equity analysts and fixed income research analysts and traders (excluding municipal bond, money market and private placement). Analysts or traders from excluded teams may be included under the definition of Portfolio Manager at the discretion of the Chief Compliance Officer. Portfolio Managers by definition are Access Persons.

“Security”

shall have the meaning as set forth in Section 2(a)(36) of the Act, except that it shall not include Securities issued or guaranteed by the government of the United States or by any bankers’ acceptances, bank certificates of deposit, commercial paper, High Quality Short-Term Debt Instruments including repurchase agreements, certain shares of open-end registered investment companies (other than non-money market Funds for which Delaware Investments is the adviser and sub-adviser, see Appendix A for a list of these Funds), and municipal fund Securities (i.e. 529 Plans). In addition, the purchase, sale or exercise of a derivative Security shall constitute the purchase or sale of the underlying Security. Federal agencies (e.g., Fannie Mae and Freddie Mae) instruments are subject to the Code of Ethics preclearance and reporting requirements. Preclearance of all corporate bonds shall be done on an issuer basis instead on a mere cusip basis. However, the purchase or sale of the debt instrument of an issuer which does not give the holder the right to purchase the issuer’s stock at a fixed price, does not constitute a purchase or sale of the issuer’s stock.

Security being “considered for purchase or sale” or “being purchased or sold”

means when a recommendation to purchase or sell the Security or an option to purchase or sell a Security has been made and communicated to the Trading Desk and with respect to the person making the recommendation, when such person seriously considers making, or when such person knows or should know that another person is seriously considering making, such a recommendation.

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Definitions, Continued _________________________________________________________________________________________________________________________

Security “held or to be acquired” by a Fund

means (i) any Security which, within the most recent fifteen days (a) is or has been held by a Fund; or (b) is being, or has been, considered by a Fund or its investment adviser for purchase by the Fund; and (ii) any option to purchase or sell, and any Security convertible into or exchangeable for, a Security.

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Prohibited Activities

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I. Restrictions -	The following restrictions apply to all Affiliated Persons, Access Persons,
all Affiliated	Investment Personnel and Portfolio Managers.
Persons,
Access	•	(a) No Affiliated Person, Access Person, Investment Personnel or Portfolio
Persons,		Manager shall engage in any act, practice or course of conduct, which would
Investment		violate the provisions of Rule 17j-1 set forth above.
Personnel and	•	(b) No Affiliated Person, Access Person, Investment Personnel or Portfolio
Portfolio		Manager shall purchase or sell, directly or indirectly, any Security which to
Managers		his/her knowledge is being actively considered for purchase or sale by Delaware;
except that this prohibition shall not apply to:
√ (i) purchases or sales that are nonvolitional on the part of either the Person or a Fund;
√ (ii) purchases which are part of an automatic dividend reinvestment plan;
√ (iii) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;
√ (iv) other purchases and sales specifically approved by the President or
Chief Executive Officer, with the advice of the General Counsel and/ or the
Chief Compliance Officer, and deemed appropriate because of unusual or unforeseen circumstances. A list of Securities excepted will be maintained by the Compliance Department.
√ (v) purchases or sales made by a wrap manager in an Affiliated Person’s or
Access Person’s Managed Account provided that such purchases or sales do not reflect a pattern of conflict.
	•	(c) Except for trades that meet the definition of de minimis, no Affiliated Person,
Access Person, Investment Personnel or Portfolio Manager may execute a buy or sell order for an account in which he or she has Beneficial Ownership or
Control until the third trading day following the execution of a Delaware buy or sell order in that same Security. All trades that meet the definition of de minimis, however, must first be precleared by the Compliance Department in accordance with Section (g) below.
	•	(d) No Affiliated Person or Access Person may purchase an initial public offering
(IPO) without first receiving preclearance.
	•	(e) No Affiliated Person, Access Person, Investment Personnel or Portfolio
Managers may purchase any private placement without express PRIOR written consent by the Compliance Department. All private placement holdings are subject to disclosure to the Compliance Department. Any Affiliated Person,
Access Person, Investment Personnel or Portfolio Manager that holds a private placement must receive permission from the Compliance or Legal Department prior to any participation by such person in a Fund’s consideration of an investment in the same issuer. In such circumstances, a Fund’s decision to purchase securities of the issuer will be subject to an independent review by
Investment Personnel with no personal interest in the issuer.
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Prohibited Activities, Continued ________________________________________________________________________________________________________________

I. Restrictions - all Affiliated Persons, Access Persons, Investment Personnel and Portfolio Managers (continued)

(f) Despite any fault or impropriety, any Affiliated Person, Access Person, Investment Personnel or Portfolio Manager who executes a buy or sell for an account in which he/she has Beneficial Ownership or Control either:

√ (i) before the third trading day following the execution of a Delaware order in the same Security, or

√ (ii) when there are pending orders for a Delaware transaction as reflected on the open order blotter, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized, in the period from the date of the personal transaction to the end of the proscribed trading period.

Payment of the amount forfeited shall be made by check or in cash to a charity of the person’s choice and a copy of the check or receipt must be forwarded to the Compliance Department.

(g) Except for Managed Accounts meeting the provisions of Section I (b)(v) above, each Affiliated Person or Access Person’s personal transactions, including transactions that may be considered de minimis must be precleared by using the Personal Transaction System. The information must be submitted prior to entering any orders for personal transactions. Preclearance is only valid for the day the request is submitted. If the order is not executed the same day, the preclearance request must be resubmitted. Regardless of preclearance, all transactions remain subject to the provisions of (f) above. PRECLEARANCE OF FIXED INCOME SECURITIES MUST BE RECEIVED DIRECTLY FROM A COMPLIANCE OFFICER. (Systematic preclearance is not available for fixed income securities).

(h) Disinterested Directors of a Fund or its investment adviser are not subject to part (c), (d),(e), (f) or (g) of this section unless the director knew or, in the ordinary course of fulfilling his or her official duties should have known, that during the 15 day period immediately before or after the director’s transaction in a Security, a Fund purchased or sold the Security, or a Fund or its investment adviser considered purchasing or selling the Security.

(i) All Mutual Funds, including the Delaware Mutual Funds that are now subject to the Code of Ethics, will be required to be held for a minimum of 60 days before selling the Fund at a profit. Closing positions at a loss is not prohibited.
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II. Additional	In addition to the requirements noted in Section I, the following additional
restrictions - all	restrictions apply to all Investment Personnel and Portfolio Managers.
Investment
Personnel and	•	(a) All Investment Personnel and Portfolio Managers are prohibited from
Portfolio		purchasing any initial public offering.(IPO)
Managers	•	(b) Short term trading resulting in a profit is prohibited. All opening positions must be held for a period of 60 days, in the aggregate, before they can be closed at a profit. Any short term trading profits are subject to the disgorgement procedures outlined above and at the maximum level of profit obtained. The closing of positions at a loss is not prohibited. Stock Options are also included in the 60 day holding period.

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Prohibited Activities, Continued _________________________________________________________________________

II.	Additional restrictions - all Investment Personnel and Portfolio Managers (continued)

(c) All Investment Personnel and Portfolio Managers are prohibited from receiving anything of more than a de minimis value from any person or entity that does business with or on behalf of any Fund or client. Things of value may include, but not be limited to, travel expenses, special deals or incentives.

(d) All Investment Personnel and Portfolio Managers require PRIOR written approval from the Legal or Compliance Department before they may serve on the board of directors of any public company.
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III. Additional	In addition to the requirements noted in Sections I and II, the following
restrictions - all	additional restrictions apply to all Portfolio Managers.
Portfolio
Managers	•	(a) No Portfolio Manager may execute a buy or sell order for an account for which he/she has Beneficial Ownership within seven calendar days before or after an investment company or separate account that he/she manages trades in that Security.
	•	(b) Despite any fault or impropriety, any Portfolio Manager who executes a personal transaction within seven calendar days before or after an investment company or separate account that he/she manages trades in that Security, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized, in the period from the date of the personal transaction to the end of the prescribed trading period. Payment of the amount forfeited shall be made by check or in cash to a charity of the person’s choice and a copy of the check or receipt must be forwarded to the Compliance
Department.

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Required Reports

All Affiliated	The following reports are required to be made by all Affiliated Persons, Access
Persons,	Persons, Investment Personnel and Portfolio Managers.
Access
Persons,	•	(a) Disclose brokerage relationships at employment and at the time of opening
Investment		any new account.
Personnel, and	•	(b) Direct their brokers to supply to the Compliance Department, on a timely
Portfolio		basis, duplicate copies of all confirmations and statements for all Securities
Managers		accounts and Managed Accounts. Where possible, such confirmations and statements should be forwarded electronically to the Compliance Department.
The Compliance Department, from time to time, will compare such confirmations and statements against precleared transactions in the Personal Transaction
System to monitor compliance with the Code.
	•	(c) All Delaware Investments Mutual Funds and Optimum Fund Trust accounts will be required to be held in-house.
	•	(d) Each quarter, no later than 20 days after the end of the calendar quarter, submit to the Compliance Department a personal transaction summary showing all transactions in Securities and Delaware Mutual Funds in accounts which such person has or acquires any direct or indirect Beneficial Ownership. Any transaction effected pursuant to an Automatic Investment Plan, however, need not be reported. Each Disinterested Director shall submit the quarterly reports only for transactions where at the time of the transaction the Director knew, or in the ordinary course of fulfilling his official duties as a Director should have known, that during the fifteen day period immediately before or after the date of the transaction by the Director, such Security was purchased or sold by a Fund or its investment adviser or was being considered for purchase or sale by a Fund or its investment adviser.
	•	(e) All Affiliated Persons, Access Persons, Investment Personnel, and Portfolio
Managers must, initially upon receipt of this Code, upon receipt of any and all amendments to this code, and annually certify that they have received, read, understand and complied with this Code of Ethics and all disclosure and reporting requirements contained therein.

Reporting Requirements	Every report will contain the following information:

  (i) the date of the transaction, the title and type of the Security, the exchange ticker symbol or CUSIP number, if applicable, the interest rate and maturity date, if applicable and the number of shares and the principal amount of each Security involved;
  (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
  (iii) the price at which the transaction was effected;
  (iv) the name of the broker, dealer or bank effecting the transaction;
  (v) for any account established by such a person in which Securities were held during the quarter for the direct or indirect benefit of such persons, the name of the broker, dealer, or bank with whom the account was established and the date the account was established; and
  (vi) the date that the report is submitted to the Compliance Department.

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Required Reports (continued)

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Additional	In addition to the above reporting requirements, all Access Persons,
Reporting -	Investment Personnel and Portfolio Mangers (other than Disinterested
all Access	Directors) must:
Persons,
Investment	•	Provide an initial holdings report no later than 10 days upon commencement of
Personnel and		employment that discloses information regarding all personal Securities
Portfolio		holdings, including;
Managers		√	(i) the title, type, exchange ticker symbol or CUSIP number, if applicable, the
(other than			number of shares and the principal amount of each Security;
Disinterested
Directors)		√	(ii) the name of any broker, dealer or bank with whom such person maintains an account in which any Securities were held for the direct or indirect benefit of such person as of the date of the commencement of employment, and;
		√	(iii) the date that the report was submitted to the Compliance Department.
		√	This report must be current as of a date no more than 45 days before the commencement of employment.
	•	Provide an annual holdings report containing information regarding all personal
Securities holdings, including;
		√	(i) the title, type, exchange ticker symbol or CUSIP number, if applicable, the number of shares and the principal amount of each Security;
		√	(ii) the name of any broker, dealer or bank with whom such person maintains an account in which any Securities were held for the direct or indirect benefit of such person and;
		√	(iii) the date that the report was submitted to the Compliance Department.
	•	This report must be current as of a date no more than 45 days before the report is submitted.
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III. Access	• Access Persons to a Fund’s investment adviser need not make a separate report
Persons to a	under this section to the extent that such Access Person has already submitted a
Fund’s	report under the Delaware Investments’ Code of Ethics pursuant to such Access
Investment	Person’s role as an Access Person to an investment adviser under that Code
Adviser	and provided that such information would be duplicative of the information already provided in such report.
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Sanctions /	•	Strict compliance with the provisions of the Code of Ethics is considered to be a
Violations		basic provision of your employment. Any violation of the Code of Ethics by an employee will be considered serious and may result in disciplinary action, which may include, but is not limited to unwinding of trades, disgorgement of profits, warning, monetary fine or censure, suspension of personal trading privileges, and suspension or termination of employment. Repeated offenses will likely be subject to additional sanctions of increasing severity.
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Administrative Procedures

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Compliance	•	(a) The Compliance Department of Delaware will identify all Affiliated Persons,
Reporting to		Access Persons, Investment Personnel and Portfolio Managers and will notify them
the Board of		of this classification and their obligations under this Code. The Compliance
Trustees/		Department will ensure that al such persons initially receive a copy of the Code of
Directors		Ethics and any and all subsequent amendments thereto. The Compliance
Department will also maintain procedures regarding the review of all notifications and reports required to be made pursuant to Rule 17j-1 under the Act, Rule 204A-1 under the Investment Advisers Act of 1940, or this Code and the Compliance Department will review all notifications and reports, such as portfolio holdings and Securities transaction reports.
	•	(b) All Affiliated Persons, Access Persons, Investment Personnel and Portfolio
Managers shall report any apparent violations of the prohibitions or reporting requirements contained in this Code of Ethics promptly to the Legal or Compliance
Department. The Legal or Compliance Department shall report any such apparent violations to the Chief Compliance Officer and the President or Chief Executive
Officer. Such Chief Executive Officer or President, or both, will review the reports made and determine whether or not the Code of Ethics has been violated and shall determine what sanctions, if any, should be imposed in addition to any that may already have been imposed. On a quarterly basis, a summary report of material violations of the Code and the sanctions imposed will be made to the Board of
Directors or Committee of Directors created for that purpose. In reviewing this report, the Board will consider whether the appropriate sanctions were imposed.
When the Legal Department finds that a transaction otherwise reportable above could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(b), it may, in its discretion, lodge a written memorandum of such finding in lieu of reporting the transaction.
	•	(c) All material purchases and sales specifically approved by the President or Chief
Executive Officer in accordance with Section (I)(b)(D) of Prohibited Activities, as described herein, shall be reported to the Board at its next regular meeting.
	•	(d) The Board of Directors, including a majority of independent Directors, must approve the Fund’s Code, as well as the Code of any adviser and principal underwriter. If an adviser or underwriter makes a material changes to its Code, the
Board must approve the material change within six months after the adoption of such change. The Board must base its approval of a Code of ethics, or a material change to a Code, upon a determination that the Code contains provisions reasonably necessary to prevent “Access Persons” from violating the anti-fraud provisions of the
Rule 17j-1.
	•	(e) At least once a year, the Board must be provided a written report from each Rule
17j-1 organization that describes issues that arose during the previous year under the Code or procedures applicable to the Rule 17j-1 organization, including, but not limited to a summary of the existing procedures and any changes during the past year, information about material Code or procedure violations and sanctions imposed in response to those material violations and any recommended changes to the Code based on past experience, evolving industry practice or developments in applicable laws or regulations. In addition, annually and before the Board approves a material change to the Code, the Board must be provided with a written report from each Rule
17j-1 organization that certifies to the Fund’s Board that the Rule 17j-1 organization has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.
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Record Keeping _________________________________________________________________________________________

  Please see procedures regarding Books and Records to be kept and maintained for Code of Ethics record keeping requirements.

Appendix A - Mutual Funds Subject to the Code

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List of Mutual	•	All Optimum Fund Trust Funds
Funds subject	•	AssetMark Tax-Exempt Fixed Income Fund
Ethics	•	AST Capital Trust Company – Delaware International Equity Trust
	•	Consulting Group Capital Markets Funds – Large Capitalization Value Equity
Investments
	•	Consulting Group Capital Markets Funds – Small Capitalization Value Equity
Investments
	•	First Mercantile Trust Preferred Trust Fund
	•	Lincoln Variable Insurance Product Trusts – LVIP Delaware Bond Fund
	•	Lincoln Variable Insurance Product Trusts – LVIP Delaware Growth & Income
Fund
	•	Lincoln Variable Insurance Product Trusts – LVIP Delaware Managed Fund
	•	Lincoln Variable Insurance Product Trusts – LVIP Money Market Fund
	•	Lincoln Variable Insurance Product Trusts – LVIP Delaware Social Awareness
Fund
	•	Lincoln Variable Insurance Product Trusts – LVIP Delaware Special
Opportunities Fund
	•	MassMutual Select Funds – MassMutual Select Aggressive Growth Fund
	•	MassMutual Select Funds – MassMutual Select Emerging Growth Fund
	•	MML Series Investment Fund – MML Emerging Growth Fund
	•	MLIG Roszel/Delaware Small Cap Portfolio
	•	MLIG Roszel/Delaware Trend Portfolio
	•	Northern Equity Funds – Multi-Manager Large Cap Fund
	•	PMC Funds – PMC Small Cap Core Fund
	•	PNC Capital Opportunities Fund (formerly Mercantile Capital Opportunities
Fund)
	•	Russell Investment Company – Select Growth Fund
	•	Russell Investment Company – Tax-Exempt Bond Fund
	•	Russell Trust Company – Russell Common Trust International Equity Fund
	•	Russell Trust Company – Russell Concentrated Aggressive Portfolio Fund
	•	Russell Trust Company – Russell Growth Fund
	•	Russell Trust Company – Russell International Fund
	•	Russell Trust Company – United Airlines Pilot Directed Account plan – Small
Cap Equity Fund
	•	Russell Company Limited – Integritas Mutli-Manager Fund plc – U.S. Equity
Fund
	•	SEI Global Investments Fund plc - US Large Cap Growth Fund
	•	SEI Global Managed Fund Plc – High Yield Fund
	•	SEI Institutional Investments Trust – High Yield Fund
	•	SEI Institutional Investments Trust – Large Cap Fund
	•	SEI Institutional Investments Trust – Large Cap Diversified Alpha Fund
	•	SEI Institutional Managed Trust – High Yield Fund
	•	SEI Institutional Managed Trust – Large Cap Diversified Alpha Fund
	•	SEI Institutional Managed Trust – Large Cap Growth Fund
	•	SEI Institutional Managed Trust – Tax Managed Large Cap Fund
	•	SEI Investments Group of Funds – U.S. Large Company Equity Fund

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Appendix A - Mutual Funds Subject to the Code (Continued)

List of Mutual Funds subject to the Code of Ethics (Continued)	• SEI Tax-Exempt Trust – Institutional Tax-Free Fund
• UBS PACE Select Advisors Trust – UBS PACE Large Cap Growth Equity Investments